UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 30, 2010
RTI International Metals, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953

(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor
1550 Coraopolis Heights Road
Pittsburgh, Pennsylvania	15108-2973

(Address of Principal Executive Offices)	(Zip Code)
(412) 893-0026
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     The Annual Meeting of Shareholders of RTI International Metals, Inc. (the “Company”) was held on April 30, 2010. The following proposals were submitted by the Board of Directors to a vote of shareholders and the final results of the voting on each proposal are noted below.
     Proposal No. 1 — Election of Directors
     The following nine (9) directors were nominated to serve for one-year terms expiring at the annual meeting of shareholders to be held in 2011, or when their successors are otherwise duly elected and qualified. The nine (9) directors, as indicated below, were elected as directors of the Company.

Nominee	For	Withheld	Broker Non-Votes
Daniel I. Booker	25,405,346	531,530	1,880,973
Donald P. Fusilli, Jr.	25,461,588	475,288	1,880,973
Ronald L. Gallatin	25,307,734	629,142	1,880,973
Charles C. Gedeon	25,404,418	532,458	1,880,973
Robert M. Hernandez	25,294,940	641,936	1,880,973
Dawne S. Hickton	25,288,656	648,220	1,880,973
Edith E. Holiday	24,383,000	1,553,876	1,880,973
Bryan T. Moss	25,560,089	376,787	1,880,973
James A. Williams	25,460,594	476,282	1,880,973
     Proposal No. 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm
     The shareholders were asked to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2010. The appointment was ratified by the requisite vote of a majority of the votes cast, as indicated below.

For	Against	Abstain	Broker Non-Votes
27,422,448	244,704	150,697	—

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI INTERNATIONAL METALS, INC.
Date: May 6, 2010	By:	/s/ Chad Whalen
Chad Whalen
Vice President, General Counsel, and Secretary